Exhibit 5.1

Telephone: 03-6944111
Fax: 03-6091116

Isachar Fischer

Reuven Behar

Amir Chen

Avraham Well

Dr. Gil Orion

Israel Fischer

Ronald Lehmann

Eran Yaniv

Atir Hardof-Jaffe

Tal Eyal-Boger

Yoram Bonen

Raz Tepper

Tamar Turjeman-Kedem

Anat Shavit

Michal Faktor

Meital Ben-Basat

Nataly Mishan-Zakai

Tsafrir Negbi

Miri Kimhi-Goldstein

Gilad Winkler

Talya Solomon

Orit Malka

Oded Revivo

Behir Sabban

Shay Teken

Ron Sitton

Shay Adulam

Israel Markovitz

Sagi Hammer

Boaz Noiman

Nitzan Sandor

Omri Shilo

Merav Shivek

Liat Volanovsky-neuman

Shiry Trifon

Sharon Rosen

Ayelet Leshem

Efrat Sharon

Warren Wienburg

Michal Nissani

Ofer Priel
Halit Simchoni

Hagar Rubinstein

Ariel Havlin

Sagiv Ron

Michal Sela

Sagi Katz

Gali Friedhof

Hadar Sive

Ayana Neumann

Shelly Ivgi-Golbery

Noya Kislev

Liat Halperin

Michal Tamar

Dar Lahav

Itay Maoz

Ran Gafter Hermesh

Amit Dat

Shimrit Kenig

Yoav Hovav

Sharon Klein

Naama Gil

Herut Chasid

Shir Or

Royi Steinmetz

Tal Shamai

Orit Hirschbrand

Etti Dolev

Yasmin Rubin

Nirit Henig

Shai Zadik

Reut Arviv

Elad Shulman

Noa Barhum

Tal Brakerski

Ziv Schwartz

Yael Riemer

Liron Lotan-Fendell

Ranit Waldman

Hadar Israeli

Amit Levin

Elad Offek

Meirav Bar-Zik

Ofira Alon

Sivan Maor

Hagit Horowitz

Izick Vatensteen

Vered Oren

Maayan Snir

Shira Gillat

Ori Avni

Avi Meer

Yael Shimon-Many

Dikla Lavy-Fischer

Nohar Bresler

Ester Dediashvili

Roi Warhaftig

Shalom Hershkovitz

Asaf Gabay

Tania Cohen

Gabriella Strihan

Sagi Rabinovich

Eldad Meller

Vardit Zigelbaum

Ziv Shaked

Oshrat Mor-Barak

Lital Joseph

Michal Shnapp

Keren Cohen

Tali Delouya

Reut Goldstein

Jonathan Behar

Nir Ogolnik

Ofir Fartuk

Avigail Cohen

Merav Cohen

Yigal Schneider

Moran Rom

Doron Rentsler

Hagar Keren-Hackim

Adi Bester

Yael La-France

Lital Chobadi

Nadav Oberman

Dana Lahav

Doron Kol

Aviv Gaon

Ortal Bela

Hila Burg Silberstein

Michal Brandel

Itiel Ben Haim

Amit Tam

Edy Glozman

Esther Logvinsky

Jonathan Braverman

Ilan Gafni

Taly Twily

Omri Collen

Carolyn Zeimer

Maor Mousle

Assaf Weiss

Nitzan Bar

Leeor Gur

Abigail Faust-Grossman

Amir Pintow

Reemon Silverman

Omer Beer

May 15, 2013

Kamada Ltd.
7 Sapir Street
Kiryat Weizmann Science Park
P.O Box 4081
Ness Ziona 74140, Israel

Re:	Kamada Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to Kamada Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the underwritten public offering by the Company (the “Offering”), contemplating the issuance by the Company of up to an aggregate of 6,420,031 ordinary shares, par value NIS 1.00 per share (“Ordinary Shares”) of the Company (the “Shares”), including up to 837,395 Ordinary Shares that are subject to an over-allotment option to be granted by the Company to the underwriters of the Offering.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the registration statement on Form F-1 (File No. 333-187870) (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (“SEC”) and to which this opinion is attached as an exhibit; (ii) copies of the memorandum of association and the articles of association of the Company, as currently in effect; (iii) resolutions of the audit committee and board of directors (the “Board”) provided to us by the Company; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

3 Daniel Frisch Street Tel Aviv 64731 Israel	Tel: 972-3-694-4111 Fax: 972-3-609-1116	www.fbclawyers.com

2

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that, subject to the approval by the audit committee and the Board of the Offering, including the precise number of Shares to be sold in the Offering, upon payment to the Company of the consideration per Share in such amount and form as shall be determined by the audit committee and the Board, the Shares, when issued and sold in the Offering as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Israel and we do not express any opinion as to the laws of any other jurisdiction other than those of the State of Israel.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the SEC.

Very truly yours,

/s/ Fischer Behar Chen Well Orion & Co.

Fischer Behar Chen Well Orion & Co.